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                                                                   EXHIBIT 10.28

                  AMENDMENT #3 TO OFFICE SPACE LEASE AGREEMENT

      On November 27, 2000, Ft. Round Rock, Ltd. as "Landlord", and Aventis Pharmaceuticals, Inc., as "Tenant" entered into a Lease Agreement ("Lease"), as amended by Amendment #1 dated February 28, 2001 and Amendment #2 dated November 19, 2003 covering approximately 10,423 square feet in Suite 450 at 1 Chisholm Trail, Round Rock, Williamson County, Texas, in a project known as Old Town Square. On January 30, 2004 the Lease was assigned to Zix Corporation.

      Landlord and Tenant desire to amend the terms of the Lease Agreement as follows:

1. Paragraph 2, Term, is hereby amended to provide that the term shall be extended to terminate on December 31, 2007.

2. Paragraph 3, Rent, is hereby amended to provide that the base monthly rental shall be as follows:

            January 1, 2005-December 31, 2007: $15,200.21/month ($17.50 psf/year);

3. Paragraph 9, Operating Expenses, shall be amended to provide that Tenant agrees to pay as additional rent Tenant's proportionate share of operating expenses increases above a 2005 Base Year.

4. Paragraph 39, Special Provisions, is amended to provide that the Tenant shall have the option to renew this lease for five (5) years at 90% of market, by giving Landlord no less than one hundred eighty days (180) written notice of their desire to renew this lease.

5. Paragraph 40, First of Right Refusal, Landlord will provide Tenant with a first right of refusal after September 30, 2005 for any contiguous space on the fourth floor. Landlord shall provide Tenant with any bona fide offer from third party. In the event Tenant does not notify Landlord within three days of their acceptance of such lease terms then such First Right of Refusal shall terminate.

      The lease is hereby otherwise ratified and confirmed in all respects.

      Executed at Austin, Williamson County, Texas on this 23rd day of September 2004.

                        TENANT: ZIX CORPORATION

                        /s/ John A. Ryan
                        -------------------------------------------
                        By: John A. Ryan
                        Chairman : CEO

                        LANDLORD: FT. ROUND ROCK, LTD.
                        By: Live Oak Development, Inc. Gen. Partner

                        /s/ Daniel W. Herd
                        -------------------------------------------
                        By: Daniel W. Herd
                        Title: President